                                OPTION AGREEMENT
                                ----------------



                                    BETWEEN:



                         FRONTEER DEVELOPMENT GROUP INC.


                                       AND


                       NORTHWESTERN MINERAL VENTURES INC.






                      DATED THE 26TH DAY OF SEPTEMBER, 2003

                                    I N D E X
                                    ---------

ARTICLE 1           DEFINITIONS, INTERPRETATION AND SCHEDULES

     1.01           Definitions
     1.02           Interpretation
     1.03           Currency
     1.04           Time of Essence
     1.05           Modification
     1.06           Waiver
     1.07           Interpretation and Severability
     1.08           Governing Law
     1.09           Schedules

ARTICLE 2           REPRESENTATIONS AND WARRANTIES

     2.01           Representations and Warranties of the Optionor
     2.02           Representations and Warranties of the Optionee
     2.03           Survival of Representations and Warranties

ARTICLE 3           OPTION

     3.01           Grant of Option

ARTICLE  4          EXPENDITURES AND PROGRAMS

     4.01           Optionee Vesting Obligations
     4.02           Exploration Expenditures
     4.03           Cash Payments
     4.04           Programs
     4.05           Cash Calls
     4.06           Monthly Statements

ARTICLE 5           VESTING OF INTEREST AND FORMATION OF JOINT VENTURE

     5.01           Exercise of Option
     5.02           Formation of Joint Venture
     5.03           Purchase of Underlying Royalty

ARTICLE 6           OPERATOR AND PERFORMANCE OF WORK

     6.01           Operator
     6.02           Management Fee
     6.03           Standard of Care
     6.04           Access to Property and Data
     6.05           Abandonment of Property

ARTICLE 7           TERMINATION

     7.01           Failure to Fulfil Optionee Vesting Obligations
     7.02           Formation of Joint Venture

ARTICLE 8           TRANSFER OF INTEREST

     8.01           General
     8.02           Limitations on Free Transferability
     8.03           Pre-Emptive Right
     8.04           Exception to Pre-Emptive Right

ARTICLE 9           AREA OF INTEREST AND AFTER ACQUIRED PROPERTY

     9.01           Notice of Acquisition
     9.02           Exercise of Option
     9.03           Failure to Exercise Option
     9.04           Reimbursement of Costs of Acquisition

ARTICLE 10          CONFIDENTIALITY

     10.01          General
     10.02          Exceptions

ARTICLE 11          GENERAL PROVISIONS

     11.01          Notice
     11.02          Force Majeure
     11.03          Further Assurances

     11.04          Enurement
     11.05          Other Business Opportunities
     11.06          No Partnership
     11.07          Counterparts

                                OPTION AGREEMENT

         THIS AGREEMENT made as of the 26th day of September, 2003.

B E T W E E N:

                  FRONTEER DEVELOPMENT GROUP INC., a corporation incorporated under the laws of the Province of Ontario,

                  (hereinafter called the "Optionor")

                  - and -

                  NORTHWESTERN MINERAL VENTURES INC., a corporation Incorporated under the laws of the Province of Ontario,

                  (hereinafter called the "Optionee")


         THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants, conditions and agreements herein contained, the parties hereto agree as follows:

                                      1 - 1


                                    ARTICLE 1
                    DEFINITIONS, INTERPRETATION AND SCHEDULES

1.01     DEFINITIONS

         Where used or referred to in this Agreement:

"AFFILIATE" has the meaning assigned to it in the Canada Business Corporations Act, as amended;

"AFTER ACQUIRED PROPERTY" means any and all mineral interests staked, located, granted or acquired by or on behalf of any party during the currency of this Agreement, which are located in whole or in part in the Area of Interest and which are made part of the Property pursuant to Article 9 hereof,

"AREA OF INTEREST" means Canada, excluding the Central Mineral Belt of Labrador;

"CASH PAYMENTS" has the meaning ascribed thereto in Section 4.01(b);

"EFFECTIVE DATE" means the date first written above;

"EXPENDITURES" means all direct and indirect expenses of or incidental to Operations, together with any and all costs, fees and expenses which may be paid to obtain feasibility, engineering or other studies or reports on or with respect to the Property;

"EXPLORATION" means all activities directed toward ascertaining the existence, location, quantity, quality or commercial value of deposits of ore, minerals and mineral resources. Exploration may include all activities undertaken through to the completion of a feasibility study, if any, but shall not include construction of milling or processing facilities or commencement of commercial mining operations on the Property;

"INTEREST" means a party's interest in the Property, as provided in this Agreement;

"IOCG DEPOSIT" means an Olympic Dam type iron oxide copper gold deposit;

"JOINT VENTURE" means the joint venture which may be formed by the parties pursuant to Article 5;

"NON-OPERATOR" means the party to this Agreement who is not at the time the Operator;

"OPERATIONS" includes any and every kind of work and activity directed toward ascertaining the existence, location, quantity, quality or commercial value of minerals, which the Operator in its sole discretion elects to do or to have done on or in respect of the Property and all Expenditures in respect of or incidental to such work;

                                      1 - 2

"OPERATOR" has the meaning ascribed thereto in Section 6.01 hereof;

"OPTION" has the meaning ascribed thereto in Section 3.01 hereof;

"OPTIONEE VESTING OBLIGATIONS" means the Expenditures and Cash Payments referred to in Sections 4.02 and 4.03;

"PHELPS DODGE AGREEMENT" means the Exploration Option Agreement made as of the 4th day of October, 2002 between the Optionor and Phelps Dodge Corporation of Canada, Limited, a copy of which is attached hereto as Schedule B;

"PROGRAM" means a description in reasonable detail of the scope, direction and nature of the Operations to be conducted and objectives to be accomplished by the Operator for a year or any other reasonable period;

"PROPERTY" means the claims in the Bear Province of the Northwest Territories as set out in Schedule "A" hereto;

"TRANSFER" means sell, grant, assign, encumber, pledge or otherwise commit or dispose of;

"UNDERLYING ROYALTY" means the Net Smelter Returns Royalty granted to Phelps Dodge Corporation of Canada, Limited pursuant to the Phelps Dodge Agreement.

1.02     INTERPRETATION

         For all purposes of this Option Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) "this Agreement" means this Option Agreement as it may from time to time be supplemented or amended by one or more agreements entered into pursuant to the applicable provisions hereof;

         (b) all references in this Agreement to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement;

         (c) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

         (d) the headings of this Agreement are for convenience only and do not form a part of

                                      1 - 3

               this Agreement nor are they intended to interpret, define or limit the scope, extent or intent of this Agreement or any provisions hereof;

         (e) the words "including", when following any general statement, term or matter, shall not be construed to limit such general statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of a similar import) is used with reference thereof but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter;

         (f) words importing the masculine gender include the feminine or neuter gender and words in the singular include the plural, and vice versa.

1.03     CURRENCY

         Unless otherwise indicated, all dollar amounts referred to in this Agreement are in lawful money of Canada.

1.04     TIME OF ESSENCE

         Time is of the essence of this Agreement.

1.05     MODIFICATION

         No modification of this Agreement shall be valid unless made in writing and duly executed by the parties.

1.06     WAIVER

         The failure of a party to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach hereof shall not constitute a waiver of any provision of this Agreement or limit that party's right thereafter to enforce any provision or exercise any right.

1.07     INTERPRETATION AND SEVERABILITY

         In the event that any condition, covenant or other provision of this Agreement is held to be invalid or void by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Agreement and shall in no way affect any other condition, covenant or other provision of this Agreement. If such condition, covenant or other provision shall be deemed invalid due to its scope or breadth, such condition, covenant or other provision shall be deemed valid to the

                                      1 - 4

extent of the scope or breadth permitted by law.

1.08     GOVERNING LAW

         This Agreement shall be governed by and interpreted in accordance with the laws of Ontario.

1.09     SCHEDULES

         The following are the schedules incorporated in this Agreement by reference and deemed to be a part hereof:

         Schedule "A"  -  Properties
         Schedule "B"  -  Phelps Dodge Agreement

                                      2 - 1


                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

2.01     COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE OPTIONOR

         The Optionor covenants, represents and warrants to the Optionee as follows:

         (a) that the Optionor has the capacity to enter into and perform this Agreement and all transactions contemplated herein and that all other actions required to authorize it to enter into and perform this Agreement have been properly taken;

         (b) that the Optionor will not breach any other agreement or arrangement by entering into or performing this Agreement;

         (c) that this Agreement has been duly executed and delivered by the Optionor and is valid and binding upon it in accordance with its terms;

         (d) that no consent or approval of any third party or governmental agency is required for the execution, delivery or performance of this Agreement by the Optionor or the transfer or acquisition of any interest in the Property;

         (e) the Optionor has not entered into and there are not any agreements or options to grant or convey any interest in the Property or to pay any royalties with respect to the Property other than the Underlying Royalty as provided in the Phelps Dodge Agreement;

         (f) to the best of its knowledge and belief, the claims comprised in the Property have been duly and validly staked, located and recorded pursuant to all applicable laws and regulations in the Northwest Territories and are in good standing and no person has protested and to the best of the Optionor's knowledge there is no basis for protesting the recording of any such claims;

         (g) to the best of its knowledge and belief, there are not any suits, actions, prosecutions, investigations or proceedings, actual, pending or threatened, against or affecting the Optionor or that relates to or has an adverse effect on the Property;

         (h) to the best of its knowledge and belief, all taxes, rates or other levies of every nature and kind heretofore levied against the Property have been fully paid and satisfied;

         (i) to the best of its knowledge and belief, there has been no material spill, discharge, leak, emission, ejection, escape, dumping, or any release or threatened release of any kind, of any toxic or hazardous substance or waste (as defined by any applicable law) from, on, in or under the Property or into the environment, except releases

                                      2 - 2


               permitted or otherwise authorized by such law;

         (j) to the best of its knowledge and belief, no toxic or hazardous substance or waste has been disposed of or is located on the Property as a result of activities of the Optionor or its predecessors in interest;

         (k) to the best of its knowledge and belief, no toxic or hazardous substance or waste has been treated on or is now stored on the Property;

         (l) to the best of its knowledge and belief, there are no pending or ongoing actions taken by or on behalf of any native persons pursuant to the assertion of any land claims with respect to lands included in the Property; and

         (m) the Phelps Dodge Agreement has not been amended and represents the entire agreement pertaining to the Property; the Phelps Dodge Agreement is a legal, valid, binding and enforceable agreement and there has been no act or omission and there is no state of acts existing which constitutes, or after notice or lapse of time or both would constitute a breach or default thereunder.

The covenants, representations and warranties contained in this Section 2.01 are provided for the exclusive benefit of the Optionee and a breach of any one or more of them may be waived by the Optionee in writing in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty.

2.02     COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE OPTIONEE

         The Optionee covenants, represents and warrants to the Optionor as follows:

         (a) that the Optionee has the capacity to enter into and perform this Agreement and all transactions contemplated herein and that all other actions required to authorize it to enter into and perform this Agreement have been properly taken;

         (b) that the Optionee will not breach any other agreement or arrangement by entering into or performing this Agreement;

         (c) that this Agreement has been duly executed and delivered by the Optionee and is valid and binding upon it in accordance with its terms.

The covenants, representations and warranties contained in this Section 2.02 are provided for the exclusive benefit of the Optionor and a breach of any one or more of them may be waived by the Optionor in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other covenant, representation or warranty.

                                      2 - 3


2.03     SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties contained in this Article 2 will not merge in the Joint Venture Agreement and shall survive the execution and delivery of the Joint Venture Agreement and shall continue in full force and effect.

                                      3 - 1


                                    ARTICLE 3
                                     OPTION

3.01     GRANT OF OPTION

         The Optionor hereby grants to the Optionee the sole and exclusive right and option (the "Option"), exercisable in the manner described herein, to acquire a 50%undivided interest in the Property, free and clear of all liens, charges, encumbrances, security interests and adverse claims other than those arising under the Phelps Dodge Agreement.

                                      4 - 1

                                    ARTICLE 4
                            EXPENDITURES AND PROGRAMS

4.01     OPTIONEE VESTING OBLIGATIONS

         In order to exercise the Option, the Optionee must:

         (a)   incur the Expenditures referred to in Section 4.02; and

         (b) make the cash payments referred to in Section 4.03 (the "Cash Payments").

The Optionee has the right, but not the obligation, to make the foregoing Cash Payments and incur the Expenditures.

4.02     EXPLORATION EXPENDITURES

         The Optionee shall incur aggregate Expenditures of not less than $5,000,000, as follows:

         Date                                                           Amount
         ----                                                           ------

         On or before the first anniversary of the Effective Date       $500,000
         On or before the second anniversary of the Effective Date      $700,000
         On or before the third anniversary of the Effective Date       $800,000
         On or before the fourth anniversary of the Effective Date    $1,000,000
         On or before the fifth anniversary of the Effective Date     $2,000,000

4.03     CASH PAYMENTS

         The Optionee shall make Cash Payments of $270,000 to the Optionor as follows:

         Date                                                     Cash Payment
         ----                                                     ------------

         Effective Date                                              $20,000
         1st Anniversary of the Effective Date                       $30,000
         2nd Anniversary of the Effective Date                       $40,000
         3rd Anniversary of the Effective Date                       $50,000
         4th Anniversary of the Effective Date                       $60,000
         5th Anniversary of the Effective Date                       $70,000

         The Optionee may accelerate any or all of the foregoing Cash Payments.

                                     4 - 2

4.04     PROGRAMS

         On or before January 31st in each year, the Optionor, as Operator, shall prepare a Program for that calendar year and submit it to the Optionee for approval. If the Optionee fails to approve the Program within 30 days of receipt thereof, it shall have a further 30 day period in which to prepare and submit a Program to the Optionor. Any Program prepared by either party shall be of an amount not less than the minimum Expenditures required in Section 4.04.

4.05     CASH CALLS

         The Optionor, as Operator, shall submit to the Optionee a billing for the full amount of the estimated Expenditures for any Program scheduled to be undertaken. Within 10 days after receipt of such billing, the Optionee shall advance to the Optionor, as Operator, such estimated amount.

4.06     MONTHLY STATEMENTS

         The Operator shall submit to the Non-Operator monthly statements of account reflecting in reasonable detail the charges and credits to the joint accounts of the parties during the preceding month.

                                      5 - 1


                                    ARTICLE 5
               VESTING OF INTEREST AND FORMATION OF JOINT VENTURE

5.01     EXERCISE OF OPTION

         Upon the Optionee fulfilling the Optionee Vesting Obligations referred to in Section 4.01 and in the time contemplated thereby, the Optionee shall without any further payment or action be deemed to have exercised the Option and it will thereupon acquire and be deemed to have acquired and be vested with a 50% undivided right, title and interest in the Property free and clear of all liens, charges, encumbrances, security interests and adverse claims and except for proportionate responsibility for the Underlying Royalty.

5.02     FORMATION OF JOINT VENTURE

         Upon the exercise of the Option by the Optionee pursuant to Section 5.01, the parties hereto shall be deemed to have associated themselves in a joint venture and shall enter into a joint venture agreement based upon industry standards.

5.03     PURCHASE OF UNDERLYING ROYALTY

         In the event the Optionor decides to purchase up to 50% of the Underlying Royalty pursuant to the Phelps Dodge Agreement, it shall give notice of such proposed purchase to the Optionee. The Optionee may, within 30 days of receipt of the said notice, elect by notice to the Optionor, accompanied with one-half of the purchase price for the purchased Underlying Royalty, to acquire one-half of the purchased Underlying Royalty. In the event the Optionee does not make the election aforesaid within the period of 30 days, the Optionor may acquire the Underlying Royalty for its own account.

                                      6 - 1

                                    ARTICLE 6
                        OPERATOR AND PERFORMANCE OF WORK

6.01     OPERATOR

         The Optionee is hereby appointed the Operator with overall responsibility to manage and carry out Operations.

6.02     MANAGEMENT FEE

         The Operator shall be entitled to charge a management fee of 10% of Expenditures. The management fee shall be added to and shall constitute Expenditures.

6.03     STANDARD OF CARE

         The Operator shall conduct all Operations in a good, workmanlike and efficient manner, in accordance with sound mining and other applicable industry standards and practices, and in accordance with the terms and provisions of leases, licenses, permits, contracts and other agreements. The Operator shall not be liable to the Non-Operator for breach of its Agreement or any other act or omission resulting in damage or loss unless the same constitutes the Operator's wilful misconduct or gross negligence.

6.04     ACCESS TO PROPERTY AND DATA

         The Non-Operator shall at all reasonable times have access to the Property and to the technical data pertaining to the Property on reasonable notice to the Operator, provided that the Non-Operator shall not interfere with the Operator's operations hereunder.

6.05     ABANDONMENT OF PROPERTY

         The Operator may at any time and from time to time abandon or surrender any part or parts of the Property, provided that the Operator shall give to the Non-Operator not less than 90 days' notice of any intended abandonment or surrender of any part or parts of the Property and shall, if requested by the Non-Operator by notice to the Operator within that period of time, deliver to the non-operator duly executed transfers of the part or parts of the Property so intended to be abandoned or surrendered as the non-operator may specify in the said notice. Upon the abandonment, surrender or delivery of a transfer in respect of any part or parts of the Property the same shall cease to be included in the Property and shall cease to be subject to this Agreement for all purposes.

                                      7 - 1


                                    ARTICLE 7
                                   TERMINATION

7.01     FAILURE TO FULFIL OPTIONEE VESTING OBLIGATIONS

         If the Optionee fails to fulfil the Optionee Vesting Obligations in the time contemplated herein or defaults in the performance of a material delegation under this Agreement, the Optionor may terminate this Agreement, but only if the Optionor has first given the Optionee a notice of default containing particulars of the failure or default and the Optionee has not cured such failure or default within 15 days of receipt of the notice of default.

7.02     FORMATION OF JOINT VENTURE

         If the parties form a joint venture as contemplated by Section 5.02, then this Agreement shall terminate.

                                      8 - 1


                                    ARTICLE 8
                              TRANSFER OF INTEREST

8.01     GENERAL

         Prior to the formation of the Joint Venture, each party shall have the right to Transfer to any third party all or any part of its Interest solely as provided in this Article 8.

8.02     LIMITATIONS ON FREE TRANSFERABILITY

         The Transfer right of a party in Section 8.01 shall be subject to the following terms and conditions:

         (a) no transferee of all or any part of the Interest of a party shall have any rights hereunder unless and until the transferring party has provided to the other party notice of the Transfer as required by Section 8.03, and the transferee, as of the effective date of the Transfer, has committed in writing to be bound by this Agreement to the same extent as the transferring party;

         (b) no transfer permitted by this Article 8 shall relieve the transferring party of any liability, whether accruing before or after such Transfer, which arises herein prior to such Transfer;

         (c) in the event of a Transfer of less than all of an Interest after which the transferring party retains an Interest, it and its transferee shall be treated as one party;

         (d) if the Transfer is the grant of a security interest by mortgage, deed of trust, pledge, lien or other encumbrance of the Interest of a party to secure a loan or other indebtedness, such security interest shall be subordinate to the terms of this Agreement and the rights and interests of the other party hereunder. Upon any foreclosure or other enforcement of rights in the security interest, the acquiring third party shall be deemed to have assumed the position of the encumbering party with respect to this Agreement and the other party, and it shall comply with and be bound by the terms and conditions of this Agreement.

8.03     PRE-EMPTIVE RIGHT

         Except as otherwise provided in Section 8.04, if either party (the "Selling Party") desires to Transfer all or any part of its Interest, the other party (the "Remaining Party") shall have a pre-emptive right to acquire such Interest as provided in this Section 8.03:

         (a) if the Selling Party intends to Transfer all or any of its Interest, it shall promptly

                                     8 - 1

               notify the Remaining Party of its intentions. The notice shall state the price and all other pertinent terms and conditions of the intended Transfer, and shall be accompanied by a copy of the offer or contract for sale. Alternatively, the Selling Party may propose terms of a sale that may be offered to a prospective purchaser. If the consideration for the intended Transfer is, in whole or in part, other than monetary, the notice shall describe such consideration and its monetary equivalent based upon the fair market value of the non-monetary consideration stated in terms of cash or currency, together with information sufficient to establish the basis for such equivalence. The Remaining Party shall have 30 days from the date such notice is delivered to notify the Selling Party whether it elects to acquire the offered interest for the same consideration or its monetary equivalent in cash or currency, and on the same terms and conditions as set forth in the notice. If the Remaining Party so elects, the Transfer shall be consummated promptly after notice of such election is delivered to the Selling Party;

         (b) if the Remaining Party does not so elect within the period provided for in Section 8.03(a), the Selling Party shall have 90 days following the expiration of such period to consummate the Transfer to a third party for the consideration and on terms no less favourable than those offered by it to the Remaining Party in the notice required in Section 8.03(a); and

         (c) if the Selling Party fails to consummate the Transfer to a third party within the period set forth in Section 8.03(b), the pre-emptive right of the Remaining Party in such offered Interest shall be deemed to be revived. Any subsequent proposal to Transfer such Interest shall be conducted in accordance with all of the procedures set forth in this Section 8.03.

8.04     EXCEPTION TO PRE-EMPTIVE RIGHT

         Section 8.03 shall not apply to the following:

         (a) transfer by any party of all or any part of its Interest to an Affiliate;

         (b) corporate consolidation, merger, amalgamation or reorganization of or by any party by which the surviving entity shall possess substantially all of the stock, or all of the property rights and interests, and be subject to substantially all of the liabilities and obligations of the party;

         (c) the grant by any party of a security interest in its Interest by mortgage, deed of trust, pledge, lien or other encumbrance and any Transfer of such interest by reasons of exercise of the rights granted to the secured party.

                                      9 - 1


                                    ARTICLE 9
                  AREA OF INTEREST AND AFTER ACQUIRED PROPERTY

9.01     NOTICE OF ACQUISITION

         If either the Optionee or the Optionor (the "Acquiring Party") stakes or otherwise acquires, directly or indirectly, any right to or interest in any mining claim, licence, lease, grant, concession, permit, patent, or other mineral property or surface rights or water rights in respect of an IOCG Deposit (collectively the "Acquired Rights") located wholly or partly within the Area of Interest, then the Acquiring Party shall forthwith give notice to the other (the "Other Party") of that staking or acquisition, the cost thereof and all details in possession of any party with respect to the nature of the Acquired Rights and the known mineralization.

9.02     EXERCISE OF OPTION

         The Other Party may, within 30 days of receipt of the Acquiring Party's notice, elect, by notice to the Acquiring Party, to require that the Acquired Rights and the right or interest acquired be included in After Acquired Property and thereafter form part of the Property for all purposes of this Agreement.

9.03     FAILURE TO EXERCISE OPTION

         If the Other Party does not make the election aforesaid within that period of 30 days, the Acquired Rights shall not form part of the Property and the Acquiring Party shall be solely entitled thereto.

9.04     REIMBURSEMENT OF COSTS OF ACQUISITION

         If the Acquiring Party is the Non-Operator and the Operator makes the election aforesaid, the Non-Operator's costs of or incidental to the staking or acquiring of the Acquired Rights shall be deemed to be Expenditures. If the Acquiring Party is the Operator and the Non-Operator makes the election aforesaid, the Non-Operator shall reimburse the Operator for its costs of or incidental to the staking or acquiring of the Acquired Rights and the amount so reimbursed shall be deemed to be Expenditures incurred by the Non-Operator.

                                     10 - 1


                                   ARTICLE 10
                                 CONFIDENTIALITY

10.01    GENERAL

         The financial terms of this Agreement and all information obtained in connection with the performance of this Agreement shall be the exclusive property of the parties and, except as provided in Section 10.02, shall not be disclosed by the Optionor or the Optionee to any third party or the public without the prior written consent of the other party, which consent shall not be unreasonably withheld. Whenever practical, any announcements, press releases, or public statements shall be issued jointly by the parties. Each party agrees to promptly review any proposed request for disclosure or press release made by the other party.

10.02    EXCEPTIONS

         The consent required by Section 10.01 shall not apply to a disclosure:

         (a) to an Affiliate, consultant, contractor or subcontractor, banker, insurance broker, or surety that has a bona fide need to be informed;

         (b) to any third party to whom the disclosing party contemplates assigning any portion of its Interest; or

         (c) to a governmental agency or to the public which the disclosing party believes in good faith is required by pertinent law or regulation or the rules of any stock exchange.

In any case to which this Section 10.02 is applicable, the disclosing party shall give notice to the other party prior to making such disclosure. The text of any public announcements or statements including news releases which a party intends to make pursuant to this Section 10.02 shall be made available to the other party prior to publication and such other party shall have the right to make suggestions for changes therein. Unless required by law or regulatory authority, if a party is identified in such public announcement or statement it shall not be released without the consent of such party. As to any disclosure pursuant to Section 10.02(a) or 10.02(b), only such confidential information as such third party shall have a legitimate business need to know shall be disclosed and such third party shall first agree in writing to protect the confidential information from further disclosure to the same extent as the parties are obligated under this Article 10.

                                   ARTICLE 11
                               GENERAL PROVISIONS

11.01    NOTICE

         Any notice or communication required or permitted to be given to any party under this Agreement shall be in writing and may be given by hand delivery to the party or sent by telex or facsimile or by mailing the same by prepaid registered mail, return receipt requested, addressed as follows:

         If to the Optionor:                   2390 - 1055 West Hastings Street
                                               Vancouver, British Columbia
                                               V6E 2E9

                                               Attention:  Mark O'Dea

         with a copy to:                       Beach, Hepburn
                                               Suite 1000
                                               36 Toronto Street
                                               Toronto, Ontario
                                               M5C 2C5

                                               Attention:  Lyle R. Hepburn

         If to the Optionee:                   Suite 1000
                                               36 Toronto Street
                                               Toronto, Ontario
                                               M5C 2C5

Any notice or communication sent by registered mail shall be deemed to have been given and received five (5) days after the date of registration in Canada. Any notice or communication sent by telex or facsimile shall be deemed to have been given one (1) day after such notice or communication was sent by the notifying party. Any notice or communication hand delivered shall be deemed to have been given and received on the date of delivery. Any party may change his address for service at any time by notice in writing given as aforesaid to each other party hereto.

11.02    FORCE MAJEURE

         Except for the obligation to make payments when due hereunder, the obligations of a party shall be suspended to the extent and for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control, including without limitation, labour disputes (however arising and whether or not employee demands are reasonable or within the power of the party to grant); acts of God; laws, regulations, orders, proclamations, instructions or requests of any government or governmental entity; judgments or orders of any

                                     11 - 2

court; inability to obtain on reasonable acceptable terms any public or private license, permit or other authorization; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of federal, provincial or local environmental standards; acts of war or conditions arising out of or attributable to war, whether declared or undeclared; riot, civil strife, insurrection or rebellion; interference by environmentalists, Natives or Native rights groups or other activists; fire, explosion, earthquake, mudslide, storm, flood, avalanche, sink holes, volcanic eruption, drought or other adverse weather conditions; delay or failure by suppliers or transporters of materials, parts, supplies, services or equipment or by contractors' or subcontractors; shortage of, or inability to obtain, labour, transportation, materials, machinery, equipment, supplies, utilities or services; accidents; breakdown of equipment, machinery or facilities; or any other cause whether similar or dissimilar to the foregoing. The affected party shall promptly give notice to the other party of the suspension of performance, stating therein the nature of the suspension, the reasons therefor, and the expected duration thereof. The affected party shall resume performance as soon as reasonably possible.

11.03    FURTHER ASSURANCES

         Each of the parties agrees that it shall take from time to time such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

11.04    ENUREMENT

         This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

11.05    OTHER BUSINESS OPPORTUNITIES

         Except as expressly provided in this Agreement, each party shall have the right independently to engage in and receive full benefits from business activities, whether or not competitive with the Operations, without consulting the other. The doctrines of "corporate opportunity" or "business opportunity" shall not be applied to any other activity, venture, or operation of any party and no party shall have any obligation to the other with respect to any opportunity to acquire any property outside the Area of Interest during the term of this Agreement.

11.06    NO PARTNERSHIP

         Nothing contained in this Agreement shall be deemed to constitute either party, the partner of the other, nor, except as otherwise herein expressly provided, to constitute either party the agent or legal representative of the other, nor to create any fiduciary relationship between them. It is not the intention of the parties to create, nor shall this Agreement be construed to create, any mining, commercial or other partnership. Neither of the parties shall have any authority to act for

                                     11 - 3

or to assume any obligation or responsibility on behalf of the other, except as otherwise expressly provided herein. The rights, duties, obligations and liabilities of the parties shall be several and not joint or collective. Each party shall be responsible only for its obligations as herein set out and shall be liable only for its share of the costs and expenses as provided herein, it being the express purpose and intention of the parties that their ownership of Assets and rights acquired hereunder shall be as tenants-in-common.

11.07    COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which so executed shall constitute an original and all of which together shall constitute one and the same Agreement.


         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.


                                      FRONTEER DEVELOPMENT GROUP INC.


                                      By: /s/ Mark O'Dea
                                          --------------------------------------


                                      NORTHWESTERN MINERAL VENTURES INC.


                                      By: /s/ Kabir Ahmed
                                          --------------------------------------

                                  SCHEDULE "A"

                To the Option Agreement dated September 26, 2003

                     Between FRONTEER DEVELOPMENT GROUP INC.

                     AND NORTHWESTERN MINERAL VENTURES INC.



                             DESCRIPTION OF PROPERTY


The properties consist of:

1. The following claims in the Northwest Territories, as illustrated in the map attached hereto:

                  F76069            F76065           F76068
                  F76070            F76066
                  F76071            F76067
                  F76072

2. The claims in the Northwest Territories set out in the Phelps Dodge Agreement, namely F69754, F69755, F69756, F69757 and F69758.

                                  SCHEDULE "B"


  TO THE OPTION AGREEMENT DATED SEPTEMBER 26, 2003 BETWEEN FRONTEER DEVELOPMENT
               GROUP INC. AND NORTHWESTERN MINERAL VENTURES INC.


                          EXPLORATION OPTION AGREEMENT
                     MADE AS OF THE 4TH DAY OF OCTOBER, 2002




                                     BETWEEN







                   PHELPS DODGE CORPORATION OF CANADA, LIMITED




                                       AND




                         FRONTEER DEVELOPMENT GROUP INC.










                               CONJUROR PROPERTY,
                              NORTH MINING DIVISION
                              NORTHWEST TERRITORIES

                                TABLE OF CONTENTS


ARTICLE 1 - DEFINITIONS........................................................1

   1.1   DEFINITIONS...........................................................1

ARTICLE 2 - PRINCIPLES OF INTERPRETATION.......................................4

   2.1   PRINCIPLES OF INTERPRETATION..........................................4
   2.2   SCHEDULES.............................................................4

ARTICLE 3 - REPRESENTATIONS, WARRANTIES AND COVENANTS..........................5

   3.1   CAPACITY..............................................................5
   3.2   LIENS AND ENCUMBRANCES................................................5
   3.3   REPRESENTATIONS, WARRANTIES AND COVENANTS OF PDC......................5
   3.4   REPRESENTATIONS, WARRANTIES AND COVENANTS OF FRG......................6
   3.5   MATERIALITY OF REPRESENTATIONS AND COVENANTS..........................7
   3.6   SURVIVAL..............................................................7
   3.7   INDEMNITIES/LIMITATION OF LIABILITY...................................7

ARTICLE 4 - ENVIRONMENTAL PROVISIONS...........................................8

   4.1   COMPLIANCE WITH ENVIRONMENTAL LAWS, ENVIRONMENTAL INDEMNITY AND
         NOTIFICATION..........................................................8

ARTICLE 5 - SCOPE AND MAINTENANCE OF OPTION...................................10

   5.1   GRANT OF OPTIONS AND RIGHTS..........................................10
   5.2   REQUIREMENTS TO MAINTAIN AND EXERCISE THE OPTION.....................11
   5.3   COMMITMENTS OF FRG...................................................13
   5.4   RIGHTS OF PDC........................................................14
   5.5   EXERCISE OF THE OPTION...............................................15
   5.6   TERMINATION OF ALL RIGHTS AND OPTIONS................................15
   5.7   NOTICE OF DEFAULT....................................................15
   5.8   CONDUCT OF FRG ......................................................16
   5.9   TRANSFER OF TITLE....................................................16

ARTICLE 6 - ROYALTY...........................................................16

   6.1   ROYALTY TO PDC.......................................................16
   6.2   BUY BACK OF PORTION OF ROYALTY.......................................16
   6.3   PRE-EMPTIVE RIGHT TO FRG.............................................16

ARTICLE 7 - WITHDRAWAL AND TERMINATION........................................17

   7.1   TERMINATION OF AGREEMENT.............................................17

ARTICLE 8 - SURRENDER OR ABANDONMENT OF RIGHTS AND OPTIONS INTEREST IN CERTAIN
            OF THE PROPERTIES.................................................17

   8.1   SURRENDER OR ABANDONMENT OF RIGHTS AND OPTIONS IN CERTAIN OF THE
         PROPERTIES...........................................................17

ARTICLE 9 - TRANSFER OF INTEREST..............................................17

   9.1   TRANSFERS GENERALLY..................................................17

ARTICLE 10 - CONFIDENTIALITY..................................................17

   10.1     GENERAL...........................................................17
   10.2     EXCEPTIONS........................................................18
   10.3     DURATION OF CONFIDENTIALITY.......................................18
   10.4     INTERNAL PROPRIETARY INFORMATION..................................18
   10.5     PUBLIC ANNOUNCEMENTS..............................................19

   10.6     PARTIES' INFORMATION..............................................19

ARTICLE 11 - GENERAL PROVISIONS...............................................19

   11.1     NOTICES...........................................................19
   11.2     WAIVER............................................................20
   11.3     MODIFICATION......................................................20
   11.4     FORCE MAJEURE.....................................................21
   11.5     GOVERNING LAW.....................................................21
   11.6     FURTHER ASSURANCES................................................21
   11.7     SURVIVAL OF TERMS AND CONDITIONS..................................21
   11.8     ENTIRE AGREEMENT..................................................21
   11.9     SUCCESSORS AND ASSIGNS............................................22
   11.10    SEVERABILITY......................................................22
   11.11    NO PARTNERSHIP....................................................22
   11.12    FURTHER GROUND WITHIN AREA OF INTEREST AND OTHER BUSINESS
            OPPORTUNITIES.....................................................22
   11.13    WAIVER OF RIGHTS OF PARTITION AND SALE............................23
   11.14    TRANSFER OR TERMINATION OF RIGHTS TO PROPERTIES...................23
   11.15    IMPLIED COVENANTS.................................................23
   11.16    EMPLOYEES.........................................................24
   11.17    EXPENSE AND COMMISSIONS...........................................24
   11.18    COUNTERPARTS......................................................24
   11.19    RULE AGAINST PERPETUITIES.........................................24
   11.20    ARBITRATION OF DISPUTES...........................................24

SCHEDULES

            Schedule A   Part 1    Property List - Conjuror Properties
            Schedule A   Part 2    Location Map
            Schedule B   Definition, Calculation and Payment of Royalty

                          EXPLORATION OPTION AGREEMENT

         This Agreement is dated to be effective as of October 4th, 2002, between PHELPS DODGE CORPORATION OF CANADA, LIMITED, a corporation governed by the laws of Delaware ("PDC"), and FRONTEER DEVELOPMENT GROUP INC., a corporation governed by the laws of Ontario ("FRG").

WHEREAS:

A. PDC owns a 100% beneficial interest in the mineral claims identified in Parts 1 and 2 of Schedule A and defined in Article 1 as the "Properties";

B. Subject to the terms and provisions of Article 5 of this Agreement, FRG will pay $25,000 to PDC upon execution of this Agreement and may thereafter at its option make additional cash payments to PDC or issue common shares in the capital of FRG to PDC and spend monies in exploration on the Properties all in accordance with Subsection 5.1(c) and Section 5.4 of this Agreement in order to earn an undivided 100% ownership interest in the Properties;

         IN CONSIDERATION OF the mutual promises set forth below, PDC and FRG agree as follows:

                            ARTICLE 1 - DEFINITIONS

1.1 DEFINITIONS

As used in this Agreement and any schedules hereto, unless there is something inconsistent in the subject matter or context, the following words and terms shall have the meanings set out below:

"ADDITIONAL RIGHTS" means any mineral claims or any other right to explore or mine or both any part of which is located within the Area of Interest and which has been offered to or acquired by a Party and which has been offered by that Party and accepted by the other Party to continue subject to the terms of this Agreement.

"AFFILIATE" means any person, partnership, joint venture, corporation or other form of enterprise which directly or indirectly has a Control Interest, is under common control with or is controlled by a Party or another Affiliate.

"AGREEMENT" means this Exploration Option Agreement and all attached Schedules and all instruments supplemental to or in amendment or confirmation of this Agreement; and references to Parts, Articles, Sections or subsections are to the specified Parts, Articles, Sections or subsections of this Agreement.

"AREA OF INTEREST" means the area of land within the configuration on the ground formed by extending outward the outer boundaries of each of the Properties one kilometre in perpendicular distance and then extending lengthwise those extended boundary lines until they first meet the extension of another extended boundary line. For purposes of this definition "Properties" are the Properties as they exist as at the Effective Date, and the boundaries of the Area of Interest shall be unaffected by acquisitions or surrenders of parts of the Properties or Additional Rights during the term of this Agreement.

"ASSETS" means the Properties, the surface rights, Products and all other real and personal property, tangible and intangible, including, without limitation, rights under agreements with federal, territorial or local governments relating to the Properties.

"BUSINESS DAY" means a day, other than a Saturday or Sunday, on which the principal commercial banks located at Vancouver, British Columbia are open for business during normal banking hours.

"CONTROL INTEREST" means an interest which allows the holder to direct or cause the direction of the management and policies of a Party or Affiliate through the legal or beneficial ownership of voting securities, the right to appoint directors or management, contract, voting trust, or otherwise.

"EFFECTIVE DATE" means the date set forth at the beginning of this Agreement.

"ENVIRONMENTAL LAWS" shall have the meaning given to it in Subsection 4.1(a).

"EXPENDITURES" for all purposes of this Agreement means all moneys expended in connection with the Properties by FRG under the terms of this Agreement, including moneys expended prior to the date hereof but subsequent to a Letter of Intent executed between FRG and PDC on July 5, 2002, in prospecting and exploration work on or in connection with the Properties or any part of them. Without limiting the generality of the foregoing, Expenditures shall include all reasonable direct and indirect charges and shall include moneys spent by FRG in acquiring and maintaining the Properties, in constructing, maintaining and operating roads, trails and bridges upon or across the Properties or other lands for the purpose of having convenient access to the Properties; and in mining, prospecting, exploring, developing, de-watering, sampling, examining, diamond drilling, testing and metallurgical work of all types; for geophysical, geological and other surveys; reasonable costs and expenses connected with feasibility studies (whether prepared by persons who are associated with a Party or on an arm's length basis) and for buildings, equipment, plant and supplies for the Properties including reasonable supervision, office and travelling expenses, workers' compensation assessments, unemployment insurance premiums, fire insurance premiums, taxes, rents, license fees and all other payments necessary to keep the Properties in good standing; and all other expenses ordinarily incurred in exploring a mining property, including an indirect charge for administration and overhead in accordance with the Accounting Procedure. The certificate of an officer of FRG regarding the incurring of Expenditures in connection with the Properties shall be accepted as prima facie evidence of the making of Expenditures. Except as provided in this Agreement, PDC shall be given access to the documentation used by FRG to certify Expenditures and shall be entitled at its own cost and expense to audit the amount of Expenditures certified to by FRG.

"EXPLORATION" means all activities directed toward ascertaining the existence, location, quantity, quality or commercial value of deposits of Products including such things as drilling, geophysics and geochemistry.

"GOVERNMENTAL AUTHORITY" means any federal, territorial or municipal body, commission, council board or authority.

"HAZARDOUS SUBSTANCES" shall have the meaning given to it in Subsection 4.1(a).

"LAW" or "LAWS" means all applicable federal, territorial and local laws (statutory or common), rules, ordinances, regulations, orders, directives, standards, judgments, and decrees, and agreements with government departments or agencies thereof, if any, whether legislative, administrative or judicial in nature, including without limitation, the Canada Mining Regulations.

"MINERAL ACT" means the Canada Mining Regulations in force on the date this Agreement is entered into, together with all amendments enacted thereto from time to time.

"MINING" means the mining, extracting, producing, handling, milling or other processing of Products.

"OPERATOR" means FRG as appointed under Section 5.3(a) to manage operations on the Properties.

"OPTION" shall have the meaning given to it in Subsection 5.1(c).

"OPTION PERIOD" means the period of time during which the Option is in effect before it is exercised.

"PARTY" and "PARTIES" means, initially, PDC and FRG, and thereafter the persons or entities, that from time to time have the option or royalty rights under this Agreement.

"PRODUCTS" means all ores, minerals and mineral resources and by-products thereof produced under this Agreement, including, without limitation, By-Products and Other Mineral Products, as such terms are defined in Schedule B.

"PROPERTIES" means the five mineral claims held by PDC under the Mineral Act as listed in Schedule A and all Additional Rights that may be added under the terms of this Agreement.

"RIGHTS AND OPTIONS" means any or all of the rights and options granted to FRG pursuant to this Agreement and more particularly described in Article 5.

"ROYALTY" means the vested royalty on Products produced from the Properties, which shall comprise an interest in, bind, run with and touch the Properties and the Products and be defined and payable as provided in Schedule B attached hereto.

"ROYALTY HOLDER" means PDC or its successors or assigns entitled to receive a Royalty under the terms of this Agreement.

"SHARES " means Common shares in the authorized capital of FRG.

"TAX ACT" means the Income Tax Act (Canada), as amended.

"TRANSFER" means sell, grant, assign, arrange for substitute performance by an Affiliate or third party, encumber, pledge or otherwise convey, commit or dispose of and the word used as a noun shall have a corresponding meaning.

                    ARTICLE 2 - PRINCIPLES OF INTERPRETATION

2.1 PRINCIPLES OF INTERPRETATION

In this Agreement and the Schedules:

         (a) time is of the essence in the performance of the Parties' respective obligations; provided, however, that should the Parties set new times for the performance of any of their obligations time shall again be of the essence in respect of such new times;

         (b) unless otherwise specified, all references to money amounts are to Canadian currency;

         (c) the use of words in the singular or plural, or with a particular gender, shall not limit the scope or exclude the application of any provision of this Agreement or a Schedule to such person or persons or circumstances as the context otherwise permits;

         (d) the descriptive headings of Parts, Articles, Sections and subsections are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of content and shall not be used to interpret the provisions of this Agreement;

         (e) unless otherwise specified, any time period within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day;

         (f) whenever any payment is to be made or action to be taken under this Agreement is required to be made or taken on a day other than a Business Day, such payment shall be made or action taken on the next Business Day following; and

         (g) whenever the phrase "to the best of its knowledge" is used, such phrase shall be interpreted to mean to the best of a Party's knowledge after making a reasonable inquiry into the relevant subject matter.

2.2 SCHEDULES

The Schedules annexed to this Agreement, as listed below, are an integral part of this Agreement:

         Title                    Description
         -----                    -----------

         Schedule A - Part 1      Property List

         Schedule A - Part 2      Location Map

         Schedule B               Definition, Calculation and Payment of Royalty

             ARTICLE 3 - REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1 CAPACITY

Each of the Parties represents and warrants to the other as follows:

         (a) that it is a corporation existing and in good standing under the laws of its governing jurisdiction and that it is qualified to do business and is in good standing in the Northwest Territories and in all jurisdictions where it carries on its business;

         (b) that it has the capacity to enter into and perform its obligations under this Agreement, no shareholder actions are required on its part to authorize the transactions contemplated herein and that all corporate and other actions required to authorize it to enter into and perform its obligations under this Agreement have been properly taken, subject to approval of this Agreement on the part of FRG, by the TSX Venture Exchange;

         (c) that it will not breach any other agreement or instrument by entering into or performing under this Agreement; and

         (d) that this Agreement has been duly executed and delivered by it and is valid, binding and enforceable against it in accordance with its terms, subject only to the qualifications that enforceability may be limited by:

               (i) bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors' rights generally; and

               (ii) equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction.

3.2 LIENS AND ENCUMBRANCES

Each of the Parties covenants to the other that it will not knowingly cause or permit any liens or encumbrances to be charged against the Properties.

3.3 REPRESENTATIONS, WARRANTIES AND COVENANTS OF PDC

PDC represents, warrants, and covenants to FRG that as of the date of this
Agreement:

         (a) the information in Part 1 of Schedule A hereto relating to the Properties is true, correct and describes the area covered by the rights subject to this Agreement;

         (b) the Properties have been properly staked and recorded under the Mineral Act and PDC is the sole beneficial owner and has exclusive possession of the Properties;

         (c) PDC has complete authority to deal with the Properties, and, other than this Agreement there are no other agreements affecting title to the Properties and the Properties are currently registered in the name of PDC as to a 100% undivided interest;

         (d) during the currency of this Agreement, without the prior written consent of FRG, PDC will not enter into new agreements or instruments, encumbering or affecting the Properties or amend or modify any that now exist;

         (e) none of the shareholders of PDC are required to approve the execution and delivery of this Agreement and no stock exchange or other regulatory body having jursdiction over PDC is required to consent to or approve the execution and delivery of this Agreement or the performance of any of its term;

         (f) to the best of its knowledge, the Properties are free of all liens, charges, encumbrances and instruments of any kind whatsoever, registered and unregistered, and FRG has had access to examine copies of all title documents, plots and field notes of surveys and all data and information which PDC has in its possession or under its control relating to the Properties, the mineral potential of, and access rights to, the Properties;

         (g) all municipal, provincial, territorial and federal taxes and levies of any kind whatsoever in respect of the ownership and use of all of the Properties which were due and payable as of the date of this Agreement or prior to such date have been paid and satisfied as of such date;

         (h) PDC is a non-resident of Canada for purposes of Section 116 of the Tax Act; and

         (i) there are no outstanding or pending, or to the best of PDC's knowledge, threatened, actions, suits or claims against or affecting the Properties that would have an adverse effect on the Properties.

PDC agrees with FRG that each of the foregoing representations, warranties and covenants are conditions to this Agreement inserted for the sole benefit of FRG and that each such condition shall survive the execution and delivery of this Agreement and all transactions contemplated hereby. FRG agrees with PDC that the foregoing representations and warranties are the sole representations and warranties that PDC is making with respect to the Properties and are accepted as such by FRG.

3.4 REPRESENTATIONS, WARRANTIES AND COVENANTS OF FRG

FRG represents, warrants and covenants to PDC that:

         (a) its right to enter into and perform this Agreement is subject only to obtaining the requisite consents to permit it to issue the Shares as contemplated hereunder;

         (b) any Shares issued to PDC under the terms of this Agreement will be fully paid and non-assessable and qualified for trading on the TSX Venture Exchange, subject to any required regulatory holding period after the date of their issue;

         (c) the shareholders of FRG are not required to consent to or approve the execution and delivery of this Agreement or the performance of any its terms; and

         (d) FRG is not a non-resident of Canada for purposes of Section 116 of the Tax Act.

FRG agrees with PDC that each of the foregoing representations, warranties and covenants are conditions to this Agreement inserted for the sole benefit of PDC and that each such condition shall survive the execution and delivery of this Agreement and all transactions contemplated hereby.

3.5 MATERIALITY OF REPRESENTATIONS AND COVENANTS

All representations, warranties and covenants made in this Article 3 are material to this Agreement and the Parties' intent in entering into it.

3.6 SURVIVAL

All representations and warranties shall survive for a period of four (4) years from the date of this Agreement.

3.7 INDEMNITIES/LIMITATION OF LIABILITY

         (a) Each Party shall indemnify the other Party, its officers, directors, agents, employees and its Affiliates (collectively, the "INDEMNIFIED PARTY") from and against any Material Loss. A "MATERIAL LOSS" shall mean all costs, expenses, damages or liabilities, including attorneys' fees and other costs of litigation (including threatened or pending) arising out of or based on a breach by a Party ("INDEMNIFYING PARTY") of any representation, warranty or covenant contained in this Article 3 or elsewhere in this Agreement. A Material Loss shall be deemed to have occurred if, in the aggregate, an Indemnified Party incurs losses, costs, damages or liabilities in excess of three thousand dollars ($3,000.00) relating to the warranties, representations and covenants described in Article 3 or elsewhere in this Agreement.

         (b) If any claim or demand is asserted against an Indemnified Party in respect of which such Indemnified Party may be entitled to indemnification under this Agreement, written notice of such claim or demand shall promptly be given to the Indemnifying Party. The Indemnifying Party shall have the right, by notifying the Indemnified Party within thirty (30) days after its receipt of the notice of the claim or demand, to request the Indemnified Party, at the Indemnifying Party's expense, to assume the defence, compromise or settlement of the matter if the Indemnified

               Party agrees, acting reasonably, that such course of action is justified. The Indemnified Party may at, at any time, at the expense of the Indemnifying Party settle or compromise the matter in exchange for a full release of claims against the Indemnifying Party and the Indemnified Party which have arisen out of the claim or demand for which indemnification is sought.

                      ARTICLE 4 - ENVIRONMENTAL PROVISIONS

4.1 COMPLIANCE WITH ENVIRONMENTAL LAWS, ENVIRONMENTAL INDEMNITY AND NOTIFICATION

         (a)   FRG:

               (i) FRG acknowledges that it has had the opportunity to evaluate portions of the Properties and that on those portions evaluated, it did not observe any conditions which violate Environmental Laws or conditions which suggest that the storage, disposal, or release of Hazardous Substances has occurred. FRG shall comply, and shall cause all of its employees, agents, representatives, contractors, invitees and other third parties to comply, with all federal, territorial and municipal laws, statutes, rules, ordinances, codes and regulations relating to environmental protection, public health and safety, nuisance or menace, including without limitation, the Waste Management Act, Fisheries Act (Canada), any laws relating to mines, mine exploration, mine reclamation, including provisions of the Mineral Act, and each of their territorial and municipal counterparts presently in effect or amended or promulgated in the future (collectively, "Environmental Laws") in respect of the Properties. FRG expressly warrants, represents and agrees that no Hazardous Substances will be generated, stored or handled on, under, or about the Properties, either by FRG or any of its employees, agents, representatives, contractors, invitees or other third parties in violation of any Environmental Law, and further agrees that no Hazardous Substance will be treated, released or disposed of on, under or about the Properties. "Hazardous Substances" shall mean any substance, material, pollutant, contaminant, or waste, whether solid, gaseous or liquid, that is infectious, toxic, hazardous, explosive, corrosive, flammable or radioactive, and that is regulated, defined, listed or included in any Environmental Law, including, but not limited to, asbestos, petroleum, or petroleum additive substances, polychlorinated biphenyls, urea formaldehyde, or waste tires. Further, FRG and its employees, agents, representatives, contractors, invitees and other third parties shall promptly notify PDC upon becoming aware of any release or threatened release of a Hazardous Substance under, on, from or about the Properties or of any proceeding, inquiry or notice from any third party, including any Governmental Authority, with respect to the use or presence of any Hazardous Substances on the Properties, or the migration thereof to or from other property.

               (ii) agrees to indemnify, protect and defend PDC, its past, present and future corporate parents, subsidiaries and Affiliates, and each of their past, present and future officers, directors, shareholders, employees and agents, and each of their respective successors and assigns (collectively, "PDC's Representatives") and hold each of them harmless, from any and all actions, causes of actions, claims, demands, liabilities, losses, costs, expenses (including reasonable consulting and attorneys' fees) or suits of any kind brought by any third party, including, but not limited to, any Governmental Authority, which relates to or arises from any violation by FRG, its employees, agents, representatives, contractors, invitees or other third parties of Subsection 4.1(a)(i), or from the investigation, removal and remediation of releases or discharges or threatened releases and discharges of Hazardous Substances on the Properties caused by FRG, its employees, agents, representatives, contractors, entities or other third parties If in the judgment of PDC, FRG is incapable of defending, or unwilling to defend, PDC or PDC's Representatives against such claims, or fails to defend PDC or PDC's Representatives against any such claims in a manner PDC deems appropriate, PDC shall be entitled to appear in any action or proceeding to defend PDC or PDC's Representatives against such claims, and FRG shall reimburse PDC for all costs incurred by PDC in connection therewith, including reasonable attorneys' fees, costs and expenses, within ten (10) days after demand therefore.

         (b)   PDC:

               (i) has complied and has caused all of its employees, agents, representatives, contractors, invitees and other third parties to comply, with all Environmental Laws with respect to the Properties. PDC expressly warrants, represents and agrees that no Hazardous Substances (as hereinafter defined) have been generated, stored or handled on, under, or about the Properties, either by PDC or any of its employees, agents, representatives, contractors, invitees or other third parties in violation of any Environmental Law, and further agrees that no Hazardous Substance have been treated, released or disposed of on, under or about the Properties. Further, PDC shall promptly notify FRG upon becoming aware of any proceeding, inquiry or notice from any third party, including any Governmental Authority, with respect to the use or presence of any Hazardous Substances on the Properties, or the migration thereof to or from other property.

               (ii) agrees to indemnify, protect and defend FRG, its past, present and future corporate parents, subsidiaries and Affiliates, and each of their past, present and future officers, directors, shareholders, employees and agents, and each of their respective successors and assigns (collectively, "FRG's Representatives") and hold each of them harmless, from any and all actions, causes of actions, claims, demands, liabilities, losses, costs, expenses (including reasonable consulting and attorneys' fees) or suits of any kind brought by any third party, including, but not limited to, any Governmental Authority, which relates to or arises from any violation by PDC, its employees, agents, representatives, contractors, invitees or other third parties of Subsection 4.1(b)(i) between October 1, 2001 to the date of this Agreement, or from the investigation, removal and remediation of releases or discharges of Hazardous Substances on the Properties caused by PDC between October 1, 2001 to the date of this Agreement . If in the judgment of FRG, PDC is incapable of defending, or unwilling to defend, FRG or FRG's Representatives against such claims, or fails to defend FRG or FRG's Representatives against any such claims in a manner FRG deems appropriate, FRG shall be entitled to appear in any action or proceeding to defend FRG or FRG's Representatives against such claims, and PDC shall reimburse FRG for all costs incurred by FRG in connection therewith, including reasonable attorneys' fees, costs and expenses, within ten
                     (10) days after demand therefor.

         The agreements contained in this Section 4.1 shall survive the expiration of any portion of this Agreement.

                  ARTICLE 5 - SCOPE AND MAINTENANCE OF OPTION

5.1 GRANT OF OPTIONS AND RIGHTS

Upon execution and delivery of this Agreement and the payment by FRG to PDC of the sum of $25,000, PDC hereby gives and grants to FRG:

         (a) Right and Option to Explore - The immediate licence, authority and option to enter upon and explore all parts of the Properties and during the currency of the Option to acquire interests hereunder with the same power and authority granted to FRG, its servants, agents, workers or contractors and their subcontractors and agents as PDC has, to sample, examine, diamond drill, prospect and explore the same in searching for minerals, in such manner as may be permitted by Laws and as FRG in its sole discretion may determine, including the right to erect, bring and install thereon all such buildings, machinery, equipment and supplies as FRG shall deem necessary and the right to remove reasonable quantities of ore for assay and testing purposes only;

         (b) Right to Return, Release and Otherwise Deal with Properties - FRG may at any time give not less than 35 days' written notice (a "RELEASE NOTICE") to PDC that it wishes to release all interest which it holds in any portion of the Properties; provided, always, that the assessment work credits against any such Properties will keep them in good standing for not less than one
               (1) year from the date of any such notice.

               From the giving of FRG's Release Notice with respect to any portion of the Properties, that portion of the Properties shall no longer be subject to this

               Agreement and PDC shall be free to acquire rights to explore or mine or both over the areas previously covered by such Properties at any time.

               During the currency of the Option, PDC shall have the right with prior notice to FRG to apply for renewals and extensions of each of the rights constituting the Properties, to make any deficiency payments required, and to apply for and on behalf of both Parties for further and other mineral rights in respect of the areas covered by the Properties, to distribute work credits and apply for a mining lease and to negotiate with the owners and occupiers of any surface rights, if any, required for access to, or the exploration and development of, the Properties; and

         (c) Right and Option to Earn a 100% Interest - The further sole and exclusive right and option to earn on or before October 4th, 2006, 100% of PDC's interest in the Properties free of all other liens, charges, encumbrances and conflicting claims (the "OPTION") by giving PDC notice of exercise as provided in Section 5.2, all upon and subject to the terms and conditions of this Agreement.

5.2 REQUIREMENTS TO MAINTAIN AND EXERCISE THE OPTION

         (a) Option - In order to keep the Option in good standing after October 4th, 2003 and exercise the same, FRG shall be required to:

               (i) make payments to PDC or, at FRG's option, issue additional Shares to PDC having an equivalent value to all or a portion of the cash payments required to be made, based on the trading closing prices for the Shares on the TSX Venture Exchange for the 7 consecutive trading days immediately prior to the issue and delivery of such Shares to PDC or, at FRG's option, make a combination of cash payment and the issue of Shares to PDC by the dates set out in Column (1) below;

               (ii) incur Expenditures on or in respect of the Properties in the aggregate amount of not less than $500,000 on or before the 4th day of October, 2006; and

               (iii) provide to PDC a preliminary report not later than thirty
                     (30) days prior to the dates set forth in Column (1) below of the cumulative aggregate Expenditures it expects to have made by such dates and certify in writing to PDC not later than thirty (30) days following the dates set forth in Column (1) below, what it has made in cumulative aggregate Expenditures, based on a report by FRG in the nature of the report referred to in Subsection 5.3(c) in respect of such work to the extent not previously reported:

            (1) On or Before October 4th    (2) Value of Cash Payment/Issue of
                                                    Additional Shares
          ----------------------------------------------------------------------
                        2003                             $10,000

                        2004                             $20,000

                        2005                             $30,000

                        2006                             $40,000

         (b) Failure to Make Required Expenditures in Respect of the Option - Subject to the provisions regarding notice of default in Section
               5.7 and the cure provisions contained therein, and force majeure in Section 10.4 of this Agreement, if FRG fails to have paid to PDC or issued the required number of additional Shares based on an equivalent value or to certify in writing to PDC the cumulative aggregate Expenditures required in accordance with Subsection 5.2(a), then all Rights and Options hereunder shall lapse and the Option shall terminate. Notwithstanding the foregoing, if FRG should fail to make the Expenditures required by Subsection 5.2(a) on or before the date set forth herein, FRG shall have the option to pay any shortfall in cash to PDC and any such payment made by October 4th, 2006 shall be counted towards the cumulative aggregate Expenditures required by Subsection 5.2(a), in which case all Rights and Options under this Agreement shall continue under the terms hereof.

         (c) Rights or Duties on Termination - In the event of termination of the Rights and Options hereunder through failure of FRG to comply with the provisions of Subsection 5.2(a) or as otherwise provided herein:

               (i) FRG shall forthwith surrender the use of the Properties to PDC, PROVIDED THAT for a period of 90 days after the effective date of such termination, FRG shall have the right of free access to the Properties for the purposes of removing and may remove all buildings, plant, equipment, machinery, tools, appliances, supplies and other materials which FRG may have erected, placed or installed therein, or thereon, but excluding any such items belonging to PDC (collectively, "FRG'S EQUIPMENT") and no rental or occupancy shall be charged to FRG for such privilege or removal. If FRG does not remove FRG's Equipment within 90 days after termination, PDC may notify FRG in writing that it requires FRG to remove all unremoved FRG's Equipment, and if such removal has not occurred within 45 days after such notice was delivered, PDC shall be entitled to remove and dispose of all unremoved FRG's Equipment, and PDC shall be entitled to recover from FRG and FRG shall forthwith reimburse PDC for its reasonable cost and expenses of such removal;

               (ii) If FRG has acquired any surface rights which are assignable that PDC requested to be assigned to it, FRG shall assign such surface rights to

                     PDC, subject to PDC paying to FRG the amount of the transfer fee and other costs for the transfer of such surface rights;

               (iii) FRG shall return the Properties to PDC in good standing as required under all applicable Laws and shall comply with all Laws and Governmental Authority with respect to clean-up of its work on the Properties and in doing so will comply with all government directives and regulations whatsoever, including those of environmental agencies, and will be responsible for all disturbances or contamination arising from its work on the Properties;

               (iv) FRG will, within ninety (90) days of any termination, deliver to PDC a copy of any maps, reports, assays and a certificate of its Expenditures in respect of those portions of the Properties in respect of which termination has occurred, to the extent that they have not previously been supplied by FRG to PDC;

               (v) FRG shall, to the extent not already paid, pay all taxes, fees and fines if any, relating to all the Properties, applicable to the period of the occupancy thereof by FRG; and

               (vi) FRG shall leave the Properties in good standing as to the filing of work assessments or payment in lieu for a period of not less than one (1) year after the date of such termination.

5.3 COMMITMENTS OF FRG

         (a) Operator during Option Period - FRG shall be the Operator of the Properties and of all exploration activities on or in respect of the Properties during the Option Period.

         (b) Maintenance of Properties Free of Tax Liens - Until such time as FRG may exercise the right to release portions of the Properties under Subsection 4.1(b) or to abandon the Rights and Options pursuant to Section 5.6, FRG shall, at its sole expense maintain the Properties in good standing under the Mineral Act or other Laws as applicable.

         (c) Reports - FRG agrees to file, and to provide PDC with copies, the results of all its Expenditures for assessment work credit under the Mineral Act. FRG agrees to give PDC oral reports of material occurrences in the conduct of work prior to the exercise of the Option as soon as practicable and in all events not less frequently than quarterly within thirty (30) days following the completion of the applicable quarter. . FRG shall prepare an annual technical report giving details of the factual data resulting from the Expenditures incurred in the last completed calendar year, within ninety (90) days following the completion of the applicable calendar year and give a copy of same to PDC.

         (d) Insurance - FRG will provide proof of insurance for liability purposes naming PDC as an additional insured. FRG shall continuously maintain the following minimum insurance coverages during the term of this Agreement:

               (i) Commercial general liability insurance coverage, with a broad form comprehensive general liability endorsement of single limits of no less than $2,000,000.00 per occurrence, and aggregate limits of no less than $2,000,000.00, for bodily injury, death, personal liability and property damage liability on an occurrence and not claims-made basis.

               (ii) Commercial Property Broad Form Coverage with Guaranteed Full Replacement Costs coverage, with deductibles of no less than $250.00 per occurrence. FRG shall be responsible for paying deductibles applicable to any and all loses, claims and damages.

               (iii) The insurance policies shall contain no exclusion or limitation with regard to explosion, collapse or underground hazard coverage. The insurance policies shall name PDC as additional insured. The policies shall state FRG's coverage is primary and that the inclusion of more than one insured shall not operate or impair the right of one insured against another insured and the coverage afforded shall apply as though separate policies had been issued to each insured. All the insurance policies shall contain an endorsement providing that written notice by certified mail, return receipt requested, shall be given by the insurer to PDC at least thirty days prior to termination, cancellation, non-renewal or modification or reduction of coverage of any policy. The insurance policies shall be issued by an insurance company approved by PDC. The insurance policies shall contain cross-liability endorsement permitting recovery by one insured as against the other for negligence of the other. All insurance policies shall contain a contractual liability endorsement covering FRG's liability under this Agreement to ensure FRG's indemnity obligations and other insurable provisions. FRG shall require its insurance carrier to waive its right of subrogation as to PDC.

5.4 RIGHTS OF PDC

         (a) Access - PDC and its authorized representatives shall, after reasonable advance notice to FRG, be entitled to enter upon the Properties in reasonable numbers and at reasonable times at their own risk and expense to inspect the work being carried out by FRG under this Agreement. PDC will indemnify FRG against any expenses or damages that it may incur as a result of any injury or property damage sustained or caused by PDC or its representatives.

         (b) Removal of Liens - FRG will pay or cause to be paid all workers or wage earners employed by it on the Properties and will pay for all material purchased by it in connection with its work on the Properties which might give rise to a lien. If a lien or notice of lien is recorded against the Properties as a result of work done by or for FRG, it will promptly take reasonable steps to have the lien removed; provided, however, that FRG may dispute any claim for lien at its own expense so long as it proceeds diligently to take steps to resolve such dispute. FRG will indemnify PDC against any and all costs, expenses or damages that PDC may incur as a result of any lien recorded against the Properties as a result of work done by or for FRG.

5.5 EXERCISE OF THE OPTION

If FRG elects to exercise the Option, it shall do so by giving written notice of exercise to PDC on or before October 4th, 2006, which notice shall specify details of Expenditures incurred by FRG.

5.6 TERMINATION OF ALL RIGHTS AND OPTIONS

The Parties agree that the requirements under Subsection 5.2(a) are optional and FRG may in its sole discretion terminate all the Rights and Options granted to it under this Article 5 by giving notice of such termination to PDC. If FRG gives notice of termination of the Rights and Options granted to FRG in Article 5, and provided FRG complies with all its accrued obligations to PDC under this Agreement up to the date of such termination, FRG shall be under no obligation to make any further payments or make any further Expenditures from and after the date such notice is effective and shall forthwith thereafter deliver the documentation and take the action relating to the Properties referred to in Subsection 5.2(c).

5.7 NOTICE OF DEFAULT

If FRG fails to perform or defaults in the performance of a material obligation under this Agreement, PDC may terminate the Option under this Agreement, but only if:

         (i) PDC has first given to FRG a notice of default containing particulars of the failure or default; and

         (ii)  FRG has not:

               (1) in the case of default on any payment, including any expenditure or payment in lieu of work as provided in Subsection 5.2(a), cured such default within fifteen (15) days following delivery of a notice of default; or

               (2) in the case of an environmental default, cured such default or commenced proceedings to remedy such default by appropriate performance within sixty (60) days following delivery of a notice of default (FRG hereby agreeing that should it so commence to cure any default it will prosecute the same to completion without undue delay).

5.8 CONDUCT OF FRG

FRG agrees that it shall, during the currency of the Rights and Options hereby granted, carry out its activities as contemplated hereunder in a manner consistent with good and prudent mineral exploration and environmental practices and in accordance with all Laws.

5.9 TRANSFER OF TITLE

If FRG exercises the Option by compliance with the terms of Sections 5.1 and 5.2 and gives notice pursuant to Section 5.5 and provides PDC with evidence that FRG is legally eligible to transfer title, then PDC shall forthwith obtain all requisite consents and take all requisite actions under the instruments and the Laws by which the Properties are held to transfer, register and record the transfer of 100% of PDC's interest in the title to each of the Properties in favour of FRG to be held by FRG subject to the terms and conditions of this Agreement, including PDC's Royalty under Article 6.

                              ARTICLE 6 - ROYALTY

6.1 ROYALTY TO PDC

In the event that FRG has fully exercised its Option under Article 5, PDC shall be deemed to have been vested with a Royalty effective from the time FRG shall earn 100% of PDC's interest in the Properties. Such Royalty shall be a 2% Net Smelter Returns Royalty on all By-Products and Other Mineral Products (as defined in Schedule B).

Notwithstanding anything in this Agreement to the contrary, such Royalty on Products shall comprise an interest in, run with, bind and touch the Properties and the Products if, as and whenever they constitute "real property" or severed personal property, as the case may be.

6.2 BUY BACK OF PORTION OF ROYALTY

PDC hereby grants FRG the right at any time to reduce PDC's 2% Royalty to a 1% Royalty by paying to PDC the sum of One Million Dollars ($1,000,000) and upon such payment being made PDC's Royalty shall thereafter be One Percent (1%).

6.3 PRE-EMPTIVE RIGHT TO FRG

If at any time PDC wishes or seeks to sell, assign, transfer, convey or otherwise dispose of any portion of its Royalty to a third party other than an Affiliate of PDC, then PDC shall be required to offer to sell to FRG the portion or all of the Royalty that it wishes to sell, assign, transfer, convey or otherwise dispose of at the same price and on the same terms and conditions that it prepared to offer to the third party by written notice setting out such price, terms and conditions and the name of any proposed third party purchaser, if known. FRG shall have 45 days from the date of receipt of such written notice to accept such offer by written notice of acceptance to PDC and upon such acceptance a binding contract of purchase and sale shall be concluded between FRG and PDC and the sale of the applicable portion of the Royalty shall be completed on the third Business Day after notice of acceptance is given. If no written notice of acceptance is given within the required 45 days or if FRG refuses to accept such offer, PDC shall be entitled to sell the interest in the Royalty to the third party at the price and on terms and conditions no more favourable than those offered to FRG at any time after such failure or refusal to accept the offer.

                     ARTICLE 7 - WITHDRAWAL AND TERMINATION

7.1 TERMINATION OF AGREEMENT

This Agreement shall not terminate until all outstanding obligations hereunder have been satisfied.

           ARTICLE 8 - SURRENDER OR ABANDONMENT OF RIGHTS AND OPTIONS INTEREST IN CERTAIN OF THE PROPERTIES

8.1 SURRENDER OR ABANDONMENT OF RIGHTS AND OPTIONS IN CERTAIN OF THE PROPERTIES

If FRG decides to surrender or abandon its Rights and Options with respect to any part of the Properties, it shall so advise PDC, in writing specifying the parts of the Properties to be so abandoned or surrendered, and the abandoned or surrendered property shall cease to be part of the Properties for purposes of this Agreement from the date of the giving of such notice. Any surrender or abandonment of Rights and Options under this Section 8.1 shall not relieve FRG of its liabilities to PDC or other third persons arising out of its activities conducted prior to such surrender or abandonment. Any surrender or abandonment of FRG's Rights and Options pursuant to this Section 8.1 shall not reduce or change FRG's Rights and Options to the remaining Properties or reduce the amounts payable to PDC or to be incurred by FRG in order to exercise the Option.

                        ARTICLE 9 - TRANSFER OF INTEREST

9.1 TRANSFERS GENERALLY

FRG may sell, assign or option its interest or rights in the Properties or any portion thereof to a third party provided that third party shall have first entered into an agreement with PDC that the third party acknowledges and agrees to be bound by the provisions of this Agreement.

                          ARTICLE 10 - CONFIDENTIALITY

10.1 GENERAL

The terms of this Agreement and all information obtained in connection with the performance of this Agreement shall be the exclusive property of the Parties and, except as provided in Section 10.2, shall not be disclosed to any third party or the public without the prior written consent of the other Party, which consent shall not be unreasonably withheld. No Party need seek the consent of PDC as a Royalty Holder under this Article 10; however, as set forth in this
Section 10.1, a Royalty Holder shall continue to be bound by the confidentiality provisions of this Article 10.

10.2 EXCEPTIONS

The consent required by Section 10.1 shall not apply to a disclosure:

         (a) To an Affiliate of a Party, or to a Party's consultant, contractor or subcontractor that has a bona fide need to be informed;

         (b) To any third party to whom the disclosing Party contemplates a Transfer of all or any part of its interest in or to this Agreement, or all or any part of its Participating Interest once the other Party has consented to the Transfer;

         (c) To a governmental agency or to the public which the disclosing Party believes in good faith is required by Laws or the applicable rules of any stock exchange; or

         (d) To any actual or potential lender or underwriter who has a bona fide need to be informed.

In any case to which Subsections 10.2(b), (c) or (d) is applicable, the disclosing Party shall give not less than five (5) days prior written notice to the other Party specifying the entity proposed to receive the information and the reason for the disclosure (unless in the case of Subsection 10.2(c), the disclosing Party determines in good faith that sooner disclosure is required by law, in which case the period of prior written notice shall be reduced as determined by the disclosing Party). This notice shall include a summary of the information to be disclosed and, if requested by the other Party, copies of all confidential information to be delivered by the disclosing Party, and, in the case of information to be delivered under Subsections 10.2(b) or (d), a copy of the proposed agreement protecting the confidential information from further disclosure. The disclosing Party shall make any changes to the disclosure/release that the other Party may reasonably request. As to any disclosure pursuant to Subsection 10.2(b), only such confidential information as such third party shall have a legitimate business need to know shall be disclosed and such third party shall first agree in writing to protect the confidential information from further disclosure to the same extent as the Parties are obligated under this Article 10.

10.3 DURATION OF CONFIDENTIALITY

The provisions of this Article 10 shall apply during the term of this Agreement and for one (1) year following termination of this Agreement pursuant to Section 7.1, and shall continue to apply to any Party who withdraws, who is deemed to have withdrawn, or who Transfers its interest, for one (1) year following the date of such occurrence. If PDC becomes a Royalty Holder it shall be bound by the confidentiality provisions of this Article 10 for so long as this Agreement remains in force.

10.4 INTERNAL PROPRIETARY INFORMATION

The Parties agree not to use, sell, give, disclose, or otherwise make available to third parties or the public at any time any knowledge or information they may obtain relating to internal proprietary techniques and methods used by the other Party for purposes of geological interpretation, extraction, mining, processing of minerals, or any other proprietary information that may be acquired.

10.5 PUBLIC ANNOUNCEMENTS

Subject to the exception in Subsection 10.2(c), each Party shall consult with and obtain the consent of the other Party (which consent is not to be unreasonably withheld) prior to making or issuing any public announcement, press release, or similar publicity or disclosure with respect to this Agreement or any agreement entered into contemporaneously herewith or with respect to any activities under this Agreement or any such other agreements. As early as practicable, and not less than five (5) days, before a Party makes any public announcement concerning this Agreement or activities undertaken pursuant hereto (unless the disclosing Party determines in good faith that sooner disclosure is required by law), such Party shall first give the other Party notice of the intended announcement, including a copy of such proposed announcement. Reasonable changes to the proposed announcement should be incorporated. If no comments are received within five (5) days of proper notice to the other Party, then the proposed announcement may be issued without further day.

10.6 PARTIES' INFORMATION

Any analysis, data, documentation, or other information developed by any Party on its own behalf, and at no cost to the other Party, shall nevertheless be made available to any other Party if such analysis, data, documentation, or information utilizes information relevant to the Assets.

                        ARTICLE 11 - GENERAL PROVISIONS

11.1 NOTICES

All notices, payments and other required communications ("NOTICES") to the Parties shall be in writing, and shall be addressed respectively as follows:

 To: Phelps Dodge Corporation of Canada, Limited
     Suite 1409
     409 Granville Street
     Vancouver, British Columbia
     V6C 1T8                                           Facsimile: (604) 681-3920

     Attention:  Exploration Manager, Canada


 With a copy to:

     Phelps Dodge Exploration Corporation
     2600 North Central Avenue
     Phoenix, Arizona
     U.S.A.   85004-3014                               Facsimile: (602) 366-7311

     Attention:  Rob Risley, Legal Counsel


 To: Fronteer Development Group Inc.
     Suite 2390

     1055 West Hastings Street
     Vancouver, British Columbia
     V6E 2E9                                           Facsimile: (604)
                                                                       ---------
     Attention:  The President

 With a copy to:

     Beach, Hepburn
     Suite 1000
     36 Toronto Street
     Toronto, Ontario
     M5C 2C5                                           Facsimile: (416) 350-3510

          Attention:  Lyle R. Hepburn

All Notices shall be given:

         (a) by personal delivery to the Party if delivered during normal business hours;

         (b) by electronic communication, with a confirmation sent by registered or certified mail return receipt requested; or

         (c)   by registered or certified mail return receipt requested.

All Notices shall be effective and shall be deemed delivered:

         (a) if by personal delivery, on the date of delivery if delivered during normal business hours, and, if not delivered during normal business hours, on the next Business Day following delivery;

         (b) if by electronic communication, on the next Business Day following receipt of the electronic communication; or

         (c) if solely by mail, on the next Business Day after actual receipt. A Party may change its address by Notice to the other Party.

11.2 WAIVER

The failure of a Party to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach hereof shall not constitute a waiver of any provision of this Agreement or limit the Party's right thereafter to enforce any provision or exercise any right.

11.3 MODIFICATION

No modification of this Agreement shall be valid unless made in writing and duly executed by the Parties.

11.4 FORCE MAJEURE

Except for any obligation to make payments when due hereunder, the obligations of a Party shall be suspended to the extent and for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control, including, without limitation, labour disputes (however arising and whether or not employee demands are reasonable or within the power of the party to grant); acts of God; laws, regulations, orders, proclamations, instructions or requests of any government or governmental entity; judgments or orders of any court; inability to obtain on reasonably acceptable terms any public or private license, permit or other authorization; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of federal, provincial or territorial or local environmental standards; acts of war or conditions arising out of or attributable to war, whether declared or undeclared; riot, civil strife, insurrection or rebellion; fire, explosion, earthquake, storm, flood, sink holes, drought or other adverse weather conditions; delay or failure by suppliers or transporters of materials, parts, supplies, services or equipment or by contractors' or subcontractors' shortage of, or inability to obtain, labour, transportation, materials, machinery, equipment, supplies, utilities or services; accidents; breakdown of equipment, machinery or facilities; actions by native rights or environmental pressure groups; or any other cause whether similar or dissimilar to the foregoing. The affected Party shall promptly give notice to the other Party of the suspension of performance, stating therein the nature of the suspension, the reasons therefor, and the expected duration thereof. The affected Party shall resume performance as soon as reasonably possible. Commercial frustration, commercial impracticability or the occurrence of unforeseen events rendering performance hereunder uneconomical shall not constitute an excuse of performance of any obligation imposed hereunder.

11.5 GOVERNING LAW

Except for conveyancing and title matters which shall be governed by the laws of the Northwest Territories, this Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

11.6 FURTHER ASSURANCES

Each of the Parties agrees to take from time to time such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

11.7 SURVIVAL OF TERMS AND CONDITIONS

The following Sections shall survive the termination of this Agreement to the full extent necessary for their enforcement and the protection of the Party in whose favour they run: Sections 3.7, 4.2, 5.2(a), 5.3, 5.4(b) and 11.11 and
Article 10.

11.8 ENTIRE AGREEMENT

This Agreement contains the entire understanding of the Parties and supersedes all prior agreements and understandings between the Parties relating to the subject matter hereof including without limitation, the letter of intent dated February 18, 2002.

11.9 SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and enure to the benefit of the respective successors and permitted assigns of the Parties. In the event of any conflict between this Agreement and any Schedule attached hereto, the terms of this Agreement shall be controlling.

11.10 SEVERABILITY

If a court of competent jurisdiction determines that any term, part or provision of this Agreement is unenforceable, illegal, or in conflict with any federal, provincial, territorial, or local laws, the Parties intend that the court reform that term, part or provision within the limits permissible under law in a way as to approximate most closely the intent of the Parties to this Agreement; provided that, if the court cannot make a reformation, then that term, part or provision shall be considered severed from this Agreement. The remaining portions of this Agreement shall not be affected and it shall be construed and enforced as if it did not contain that term, part or provision.

11.11 NO PARTNERSHIP

Nothing contained in this Agreement shall be deemed to constitute either Party the partner of the other, nor, except as otherwise herein expressly provided, to constitute either Party the agent or legal representative of the other, nor to create any fiduciary relationship between them. It is not the intention of the Parties to create, nor shall this agreement be construed to create, any mining, commercial or other partnership. Neither Party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other Party, except as otherwise expressly provided herein. The rights, duties, obligations and liabilities of the Parties shall be several and not joint or collective. Each Party shall be responsible only for its obligations as herein set out and shall be liable only for its share of the costs and expenses as provided herein, it being the express purpose and intention of the Parties that their ownership of Assets and the rights acquired hereunder shall be as tenants in common. Each Party shall indemnify, defend and hold harmless the other Party, its directors, officers, employees, agents and attorneys from and against any and all losses, claims, damages and liabilities arising out of any act or any assumption of liability by the indemnifying Party, or any of its directors, officers, employees, agents and attorneys done or undertaken, or apparently done or undertaken, on behalf of the other Party, except pursuant to the authority expressly granted herein or as otherwise agreed in writing between the Parties.

11.12 FURTHER GROUND WITHIN AREA OF INTEREST AND OTHER BUSINESS OPPORTUNITIES

         (a) If, during the currency of this Agreement, any Party or any Affiliate of a Party (herein called an "Acquiring Party") shall stake or otherwise acquire or propose to acquire any right to explore or mine or both or an interest in any such rights, direct or indirect, whether by contract, staking or otherwise any part of which is within the Area of Interest (as defined in Section 1.1) which acquisition or proposed acquisition was not part of the original Properties (herein called an "Additional Right"), such Additional Right shall be subject to the terms of this Agreement. It is also agreed that any mineral claim, part of which includes a restaking of any ground that was originally part of the Properties, shall nonetheless constitute an Additional Right to be dealt with under this Section 10.12;

         (b) The Acquiring Party shall give notice (the "Notice") to the other Party who shall be the "Notified Party", such Notice shall specify the nature and location of the Additional Right, the acquisition costs and other terms upon which such acquisition is proposed to be made or was made and any other information which the Acquiring Party has which may be reasonably expected to be pertinent to the Notified Party in determining whether it wishes to have such Additional Right made part of the Properties which are subject to this Agreement;

         (c) If the Notified Party elects by written notice to the Acquiring Party (notice to an Affiliate of a Party may be given to the Party affiliated) given within thirty (30) days of the receipt of the Acquiring Party's Notice, to continue such Additional Right subject to this Agreement, the Acquiring Party shall pay all acquisition costs therefor and such Additional Right shall thereafter form part of the Properties;

         (d) Each Party shall have the unrestricted right to stake or otherwise acquire any rights to explore or mine or both or any other rights in any property outside the Area of Interest, and to use information obtained under this Agreement to do so without advising the other Party or without allowing the other Party to acquire any interest in any such rights or properties, both before and after the Effective Date. Except as expressly provided in this Agreement, each Party shall have the unrestricted right to explore, develop and mine any lands now owned or hereafter acquired by it without allowing the other Party any participation in such activities; provided, however, that if any orebody should be developed which straddles the boundary of the Area of Interest and any such lands the Parties will use their reasonable best efforts to enter into party wall or unitization agreements with regard to the mining of any such orebody.

11.13 WAIVER OF RIGHTS OF PARTITION AND SALE

The Parties hereby waive and release all rights of partition or of sale in lieu thereof, or other division of Assets, including any such rights provided by statute and all similar rights applicable in the Province of British Columbia.

11.14 TRANSFER OR TERMINATION OF RIGHTS TO PROPERTIES

Except as otherwise provided in this Agreement, neither Party shall Transfer all or any part of its interest in the Assets or this Agreement or otherwise permit or cause such interests to terminate.

11.15 IMPLIED COVENANTS

There are no implied covenants contained in this Agreement except those of good faith, fair dealing and development.

11.16 EMPLOYEES

Employees of the Operator are not and shall not be employees of the Party which is not the Operator.

11.17 EXPENSE AND COMMISSIONS

Each Party shall pay its own legal and other costs and expenses incurred in connection with this Agreement and agrees to save harmless each other Party from and against any and all claims whatsoever for any commissions or other remuneration payable or alleged to be payable to anyone acting on its behalf.

11.18 COUNTERPARTS

Each Party agrees that this Agreement and all documents and instruments contemplated hereby may be executed in one or more counterparts which together shall be deemed to constitute one valid and binding agreement or instrument, as the case may be. Delivery of the counterparts may be effected by means of facsimile transmission.

11.19 RULE AGAINST PERPETUITIES

Notwithstanding any provision of this Agreement, the Parties do not intend that there shall be any violation of the rule against perpetuities, the rule against unreasonable restraints on the alienation of property or any related rule against interests that last too long. Accordingly, if any right, or option to acquire any interest in the Properties, in a Participating Interest, in the Assets, or in any real property exists under this Agreement, such right or option must be exercised if at all, so as to vest such interest in the acquiring Party within time periods permitted by applicable rules. If, however, any such violation should inadvertently occur, the Parties hereby agree that a court shall reform that provision in such a way as to approximate most closely the intent of the Parties within the limits permissible under such rules.

11.20 ARBITRATION OF DISPUTES

         (a) The parties contemplate all matters in dispute under this Agreement may be settled by final and binding arbitration with no appeal from the decision of the arbitrators; provided, however, no party may refer any matter to arbitration without first having given ten (10) Business Days advance written notice to each other party specifying in detail the matter to be arbitrated, its proposed resolution of such matter and the intention to refer the matter to arbitration (collectively, a "NOTICE OF INTENDED ARBITRATION"). After ten (10) Business Days have elapsed from the delivery to each party of a Notice of Intended Arbitration without resolution of the matter, the party who gave such notice may refer the dispute to arbitration pursuant to all the provisions of the Commercial Arbitration Act, (British Columbia) and regulations thereunder (collectively, the "ARBITRATION PROVISIONS") by naming an arbitrator and notifying each other party of the arbitrator appointed by it accompanied by that arbitrator's acceptance of his or her appointment;

         (b) If the Parties agree in writing on a single arbitrator, any matter covered by a Notice of Intended Arbitration under this Agreement may be referred by the Parties to arbitration by a single arbitrator in lieu of the arbitration panel otherwise contemplated herein. The Parties contemplate the arbitrator(s) appointed will be persons qualified by experience and skill in the area(s) referred to in the Notice of Intended Arbitration. The Parties further contemplate the arbitrator(s) will determine the matter specified in the Notice of Intended Arbitration, reduce their decision to writing and deliver a copy to each party, all within forty-five (45) days of the appointment of the last arbitrator, subject to any reasonable delay due to unforeseen circumstances. Notwithstanding the foregoing, if the single arbitrator fails to make a decision within sixty (60) days after appointment or if the arbitrators, or a majority of them, fail to make a decision within sixty (60) days after the appointment of the third arbitrator, then either of the Parties may by notice to the other elect to have a new single arbitrator or arbitrators chosen in like manner as if none had previously been selected;

         (c) If the Parties do not agree on a single arbitrator, the other Party shall, within ten days of the delivery of the notice of appointment and acceptance of the first appointed arbitrator, appoint an arbitrator and deliver to each other party notice of such appointment and the acceptance of the appointed arbitrator. If two arbitrators are appointed, those arbitrators shall within fifteen (15) days of the appointment of the second of them choose a third member of the arbitration panel. If either Party fails to choose an arbitrator or the two arbitrators appointed by the Parties, fail to choose a third member of the arbitration panel, a judge of the Supreme Court of British Columbia shall, upon the request of either Party appoint the arbitrator or arbitrators to complete the three person arbitration panel;

         (d) The Parties agree that proceedings before the arbitrator(s) shall take place in Vancouver, British Columbia, or such other place as the Parties may determine;

         (e) Each Party to this Agreement expressly agrees with each other Party that the arbitrators appointed hereunder shall have all the rights and obligations provided for in the Arbitration Provisions and additionally that the arbitrators shall be entitled to finally determine all questions of law, fact and mixed fact and law without reference or appeal to any court;

         (f) The fees and expenses of the prevailing Party is determined by the arbitrator(s) shall be paid by the other Party; and

         (g) None of the Parties concerned shall be deemed to be in default of any matter being arbitrated until ten (10) days after the decision of the arbitrator(s) is delivered to all of them.

11.21 CURRENCY

All monetary figures used in this Agreement are in Canadian currency.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        PHELPS DODGE CORPORATION OF
                                        CANADA, LIMITED



                                        Per: /s/
                                             -----------------------------------


                                        FRONTEER DEVELOPMENT GROUP INC.




                                        Per: /s/ MARK O'DEA
                                             -----------------------------------
                                             Mark O'Dea
                                             President

                               SCHEDULE A - PART 1

                                  PROPERTY LIST



           Conjuror Properties, Mining Division, Northwest Territories

                               SCHEDULE A - PART 2

                                  LOCATION MAP

                    --------------------------------------------
                     This is Schedule B to an Option and Joint
                     Venture Agreement between Phelps Dodge
                     Corporation of Canada, Limited ("PDC") and
                     Fronteer Development Group Inc. ("FRG")
                     dated as of October 4th, 2002
                    --------------------------------------------


         DEFINITIONS, CALCULATIONS AND PAYMENT OF ROYALTY

The Royalty is two percent (2%) on all By-Products and Other Mineral Products as set out in Section 6.1 of the Agreement (subject to exercise of the provisions of Sections 6.2 and 6.3 of the Agreement) to which this Schedule is attached and calculated and paid by FRG or its successors or assigns (the "Payor") to PDC or its successors or assignees (the "Royalty Holder") in accordance with the following provisions:

A. DEFINITIONS

Unless otherwise set forth, all capitalized terms used in this Schedule shall have the meaning ascribed to them in the Agreement to which this Schedule is attached (the "Agreement"):

"Allowable Taxes"             shall mean production taxes, severance taxes, and
                              sales, privilege and other taxes (excepting income taxes) imposed, levied, assessed, or measured by or on the value of production of Subject Minerals from the Properties.

"Allowable Transportation
Costs" shall mean the actual costs of transportation of By-Products or Other Mineral Products (as such terms are herein defined) from the mine site to a mill or processing facility and from a mill or processing facility to the point of sale (including, without limitation, packaging, freight, insurance, transportation taxes, handling, port, demurrage, delay, and forwarding expenses incurred by reason of or in the course of such transportation).

"By-Products"                 shall mean all Subject Minerals (as hereinafter
                              defined) in the form of ores, mine waters, leachates, pregnant liquors, pregnant slurries, concentrated slurries, precipitates, whether in dry or slurry state, concentrates, or products beneficiated, upgraded, or refined further than concentrates.

"Calendar Quarter"            means each three-month period ending March 31st,
                              June 30th, September 30th and December 31st of each calendar year.

"Commercial Production"       shall mean the production of Subject Minerals from
                              the Properties by continuous conventional, solution or any other mining operations producing
                              Subject Minerals in commercial quantities and grades.

"Gross Value"                 has the meaning given to it in Part C hereof.

"Mineral Content"             means all marketable ores, metals and minerals
                              contained in Subject Minerals and Other Ore as separately estimated by the Payor using head grade or assays taken prior to entering mill or heap leach facilities, mill or heap leach operation recovery levels, and adjustments at the refinery, as key components in the calculation of Mineral
                              Content.

"Mineral Price Quotation"     for a By-Product or Other Mineral Product means
                              the final sale price as quoted on the London
                              Metals Exchange, as published in Metals Week or a similar publication. If publication of the final quotation on the London Metals Exchange shall be discontinued, the parties shall select a comparable commodity quotation for purposes of calculating the Smelter Returns and Net Smelter
                              Returns. If such selection has not been completed prior to the end of the calendar month following the month in which the quotation is discontinued, the average quotation for the calendar month in which the quotation is discontinued shall be used on an interim basis pending such selection.

"Net Smelter Returns"
or "NSR" for a Calendar Quarter in respect of all of the By-Products or Other Mineral Products means the sum of (i) for each of the By-Products or Other Mineral Products, the average Mineral Price Quotation for the By-Product or Other Mineral Product for a Calendar Quarter multiplied by the total number of appropriate units of measurement of the By-Product or Other Mineral Product beneficiated by the Payor or credited by the smelter, refiner or other bona fide purchaser to the Payor during that Calendar Quarter; less (ii) the deductions, adjustments and credits set forth in Section D below.

"Other Mineral Products"      shall mean all Subject Minerals (as hereinafter
                              defined) mined or extracted primarily for values derived from their content of minerals in the form of ores, mine waters, leachates, pregnant liquors, pregnant slurries, concentrated slurries, precipitates, whether in dry or slurry state, concentrates or products beneficiated, upgraded or refined further than concentrate, including mineral products produced from waste dumps, tailings or other stockpiled material.

"Other Ore"                   means all ore mined from real property other than
                              the Properties.

"Payor" means FRG or its successor or assign that produces and sells Subject Minerals from the Properties from which the Royalty Holder is entitled to a Royalty, as provided in the Agreement.

"Property"                    shall mean the Properties as defined in the
                              Agreement.

"Royalty Holder" means PDC or its successors or assigns that become entitled to a Royalty as provided in the Agreement.

"Smelter Returns"             for a Calendar Quarter in respect of all of the
                              By-Products or Other Mineral Products means for each of By-Products or Other Mineral Products, the average Mineral Price Quotation for the Product for a Calendar Quarter multiplied by the total number of appropriate units of measurement of the Product beneficiated by the Payor or credited by the smelter, refiner or other bona fide purchaser to the Payor during that Calendar Quarter.

"Subject Minerals"            shall mean all metals, minerals, ores, mine
                              waters, leachates, pregnant liquors, pregnant slurries, concentrated slurries, precipitates, or concentrates in whatever form, found in or on the Property excepting coal, oil, gas and associated hydrocarbons. Subject Minerals shall include
                              By-Products and Other Mineral Products.

B. RESERVATION OF ROYALTY

The Royalty Holder shall be entitled to receive and the Payor shall pay:

     in respect of By-Products or Other Mineral Products produced from the Properties, as a Net Smelter Return Royalty, such percentage of Net Smelter Returns as is calculated from time to time as set out in the opening paragraph of this Schedule.

C. BY-PRODUCTS; OTHER MINERAL PRODUCTS

In the event By-Products or Other Mineral Products are sold, in calculating the Net Smelter Return Royalty, the Payor shall be entitled to deduct from Smelter Returns the following costs, to the extent incurred and borne by the Payor in respect of By-Products and Other Mineral Products:

         (a) all custom milling, smelting, minting and refining costs, treatment charges and penalties including, but without being limited to, metal losses and penalties for impurities as well as any costs for weighing, sampling and assaying of By-Products and Other Mineral Products in preparation for shipment to a smelter, refinery or purchaser;

         (b) all costs of transporting the By-Products and Other Mineral Products from the Properties to places of treatment and, ultimately, to bona fide purchasers, including, without restricting the generality of the foregoing, any and all costs of insurance in respect thereto;

         (c) all costs and expenses of converting leach solutions into cathodes, dore or other similar products, including without limitation, costs of electrowinning;

         (d) all sampling, assaying and representation charges in connection with sampling and assaying carried out after the By-Products and Other Mineral Products have left the Properties;

         (e) all costs and expenses of marketing the By-Products and Other Mineral Products; and

         (f) taxes of any kind, including any and all royalties levied by any government, sales taxes levied on the By-Products and Other Mineral Products or on their production or sale, but excluding income taxes; if such charges are actual costs payable out of the proceeds received from a bona fide purchaser or are shown as deductions therefrom.

D. FURTHER BENEFICIATION

The Operator, in its sole discretion and for its sole benefit, risk and account, may take concentrates of By-Products or Other Mineral Products and treat, beneficiate, upgrade, refine or enrich the same further than the concentrate state, either in its own facilities or in facilities owned or controlled by others.

E. GENERAL PROVISIONS

1. Arm's Length Provision

If smelting and/or refining are carried out in facilities owned or controlled by the Payor, charges, costs and penalties for such operations, including transportation, shall mean the amount that the Payor would have incurred if such operations were carried out at facilities not owned or controlled by the Payor then offering similar custom services for comparable products on prevailing terms.

2. Payment of the Royalty

All Royalty or provisional royalty payments will be payable on or before the 45th day following each Calendar Quarter. Each such quarterly payment to the Royalty Holder shall be accompanied by a statement in reasonable detail showing the calculation of the payment. Each such quarterly payment shall be subject to adjustment as provided below in the next quarterly payment or when the final report for the year is issued as specified below.

3. Provisional Payments

If any Royalty becomes due and payable to the Royalty Holder prior to the Payor's final estimates of the total amount payable, then the Payor shall pay the Royalty Holder a provisional royalty payment using the Payor's then current estimates of the amount payable for Products produced during the Calendar Quarter.

4. Adjustments

The following adjustments shall be taken into account in determining the Royalty or provisional royalty payments and shall be specified in a statement which will accompany each payment:

         (a) Any adjustments to charges, costs, deductions or expenses imposed upon or given to the Payor but not taken into account in determining previous Royalty payments;

         (b) Any adjustments in the number of appropriate units of measurement of Products produced by the Payor, or previously credited to the Payor by a smelter, refiner or bona fide purchaser of Products shipped or sold by the Payor;

         (c) Any adjustments in Mineral Content and average percentage recovery; and

         (d) Any payments that have not otherwise been credited against previous Royalty payments.

5. Annual Final Report

Within 90 days after the end of each calendar year, the Payor shall deliver or cause to be delivered to the Royalty Holder a final report for the year certified as being accurate by a responsible officer of the Payor showing in reasonable detail the calculation of the Royalty due the Royalty Holder for the prior year and all adjustments to the quarterly or other periodic reports and payments for the year. With such final report, the Payor shall, if applicable, make such additional Royalty payment as is required by the report. If such report indicates that the Royalty Holder has received more than it should have been paid in respect of the Royalty due to the Royalty Holder, then the excess shall be deducted from the next payment obligation owed pursuant to the provisions of this Schedule B or, in the event of a temporary or permanent cessation of production, the Royalty Holder shall repay the excess within 15 days of the annual report.

6. Assignment by Payor

Upon any assignment, conveyance, termination or abandonment, as the case may be, by the Payor, the Payor shall have no further obligation to the Royalty Holder in respect thereof; provided that, in the case of assignment or conveyance, it shall be a condition of any assignment or conveyance that the assignee or transferee shall have agreed to assume the Payor's obligation to the Royalty Holder to pay the Royalty in respect of that portion of the Properties acquired by such assignee or transferee.

7. Assignment by Royalty Holder

Notwithstanding anything to the contrary herein contained, if any part of the right to receive the Royalty is assigned by the Royalty Holder, it shall be a condition of such assignment that the assignee agree with the Payor and all other parties entitled to receive any part of the Royalty as follows:

         (a) the amount of any Royalty payable hereunder shall be settled only with the Royalty Holder or an authorized nominee (herein collectively called the "Nominee") as designated by notice to the Payor (such notice to be executed by all parties entitled to receive any part of the Royalty), and such settlement shall be final and binding upon all interested parties and the Payor shall not be required to make any accounting to any person save such Nominee;

         (b) payment of the Royalty shall be made only to or to the order of the Nominee "In Trust" and such payment shall constitute a full and complete discharge to the Payor and it shall have no obligation to see to the distribution of any such payment;

         (c) the Payor may settle disputes arising hereunder with the Nominee and such settlement shall be final and binding upon all interested parties;

         (d) the Payor may rely upon any direction, advice or authorization signed by the Nominee and may act thereon as if the same was signed by all interested parties; and

         (e) the Payor shall not be required to deal with any person except the Nominee. Each interested party shall exercise all of their respective rights only through the Nominee and shall require each of their respective assignees to agree in writing to be bound by the provisions hereof.

8. Records and Provision for Audit to Resolve Objections

All books and records used by the Payor to calculate the Royalty due hereunder shall be kept in accordance with generally accepted accounting principles varied only by the specific provisions hereof. The Payor shall maintain up-to-date and complete records of the production of all Mineral Products. If treatment or smelting of Mineral Products is performed off the Properties, accounts records, statements and returns relating to such treatment and smelting arrangements shall be maintained by the Payor. The Royalty Holder shall have the right at all reasonable times during normal business hours to inspect such accounts, records, statements and returns and make copies thereof at its own expense for the sole purpose of verifying the amount of the Royalty.

All payments of the Royalty made pursuant to the final report that is to be issued within 90 days of the end of each calendar year shall be considered final and in full satisfaction of all obligations of the Remaining Party with respect thereto, unless the Royalty Holder gives the Remaining Party written notice describing and setting forth a specific objection to the calculation thereof within 90 days after receipt by the Royalty Holder of the annual final report herein provided in subsection E.5. If the Royalty Holder objects to a particular quarterly statement delivered hereunder, the Royalty Holder shall, for a period of 90 days after the Payor's receipt of notice of such objection, have the right, upon reasonable notice and at a reasonable time, to have the Royalty payment in question audited by a firm of chartered accountants acceptable to the Royalty Holder and to the Payor. If such audit determines that there has been a deficiency or an excess in the payment made to the Royalty Holder such deficiency or excess shall be resolved by adjusting the next quarterly payment due hereunder. The Royalty Holder shall pay all costs of such audit unless a deficiency of 5% or more of the amount due is determined to exist. The Payor shall pay the costs of such audit if a deficiency of 5% or more of the amount due is determined to exist. Failure on the part of the Royalty Holder to make claim on the Payor for adjustment in such 90-day period shall establish the correctness of the final report and preclude the filing of exceptions thereto or making of claims for adjustment thereon.

9. Royalty Running With the Properties

As soon as the Properties constitute "real property", Payor grants and conveys to Royalty Holder an interest in all portions of the Properties to which the Royalty applies sufficient to secure the Royalty payments herein provided for.